Exhibit 10(a)(i)
KAMAN CORPORATION
2003 STOCK INCENTIVE PLAN

(As Amended through October 13, 2009)

Section 1. Purpose.  This Plan is designed to (a) give directors, officers and key employees of the Corporation and other persons an expanded opportunity to acquire stock in the Corporation or receive other long-term incentive remuneration in order that they may better participate in the Corporation's growth and be motivated to remain with the Corporation and promote its further development and success and (b) better align total compensation of executives of the Corporation with shareholder interests through Long-Term Performance Awards subject to specific performance criteria.  The Plan includes the continuation of certain predecessor plans.

Section 2. Definitions.  The following terms shall have the meanings given below unless the context otherwise requires:

(a) "Act" means the Securities Exchange Act of 1934, as amended.

(b) "Amendment Date" means October 13, 2009.

(c) “Authorized Shares” is defined in Section 5.

(d) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Long-Term Performance Awards.

(e) "Beneficial Owner" is defined in Section 16(h)(iii)(A).

(f) "Board" means the Board of Directors of the Corporation or a Subsidiary as the context may require.

(g) "Cause" is defined in Section 16(i)(iii).

(h) "Change in Control" is defined in Section 16(h)(iii).

(i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

(j) "Committee" means the committee of the Board established under Section 11 hereof.

(k) "Corporation" means Kaman Corporation.

(l) "Covered Employee" means a Participant whom the Committee designates, for each Performance Period, in order to meet the Section 162(m) Exemption.

(m) "Disability" or "Disabled" means disability or disabled as defined by Code Section 22(e)(3).

(n) "Effective Date" is defined in Section 4.

(o) "Eligible Person" means any person, including a person who is not an employee of the Corporation or a Subsidiary, or entity who satisfies all the eligibility requirements set forth in either Section 3(a) or 3(b) hereof, excluding, however, any member of the Committee and any alternate member of the Committee.

(p) "Fair Market Value" of the Stock on any given date shall be the mean between the highest and lowest quoted selling prices of the Stock in the NASDAQ Global Market on such date. If there were no sales on the valuation date, "Fair Market Value" shall be the closing price of the Stock in the NASDAQ Global Market on the most recent trading day preceding the valuation date on which sales of the Stock occurred.

(q) "Federal Income Tax Regulations" means the federal income tax regulations that implement the Code, as they may be amended from time to time and any corresponding successor regulations.

(r) "Good Reason" is defined in Section 16(i)(iv).

(s) "Incentive Stock Option" means a stock option qualifying under the provisions of Section 422 of the Code.

(t) "Long-Term Performance Award" means an award under Section 10(a) below.  A Long-Term Performance Award shall permit the recipient to receive a bonus payable in cash, stock or a combination of cash and stock (as determined by the Committee) upon satisfaction of such performance factors as are set out in the recipient's individual grant.  Long-Term Performance Awards will be based upon the achievement of Corporation, Subsidiary and/or individual performance factors or upon such other criteria as the Committee may deem appropriate.

(u) "Merger" means a merger, share exchange, consolidation or similar business combination under applicable law.

(v) "Non-Employee Director" means an individual who is (i) an "outside director," as described in Federal Income Tax Regulations Section 1.162-27(e)(3), and (ii) an "independent director" under the listing standards of the Nasdaq Stock Market, Inc. and also meets the requirements of Rule 16b-3(b)(3)(i) promulgated under the Act, and any successor to such rule.

(w) "Non-Employee Director Participant" means an Eligible Person, who at the time of grant of an Award is a director of the Corporation but not an employee of the Corporation or a Subsidiary.

(x) "Non-Statutory Option" means a stock option not qualifying for incentive stock option treatment under the provisions of Section 422 of the Code.

(y) "Optionee" means the holder of any option granted under the Plan.

(z) "Participant" means the holder of any Award granted under the Plan.

(aa) "Performance Period" is defined in Section 10(a).

(bb) "Person" is defined in Section 16(h)(iv).

(cc) "Plan" means the Kaman Corporation 2003 Stock Incentive Plan.

(dd) "Predecessor Plan" means any of the Corporation's 1973 Stock Incentive Plan, 1983 Stock Incentive Plan and 1993 Stock Incentive Plan.

(ee) "Principal Shareholder" means any individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or of any Subsidiary.

(ff) "Qualified Performance-Based Award" means (i) a Long-Term Performance Award or Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and is made subject to objective performance goals based on Qualified Performance Criteria as set forth in Section 16(c), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the date it is granted.

(gg) "Qualified Performance Criteria" means one or more of the performance criteria listed in Section 16(c) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee and which meet the requirements for the Section 162(m) Exemption.

(hh) "Restricted Stock" means Stock received pursuant to a Restricted Stock Award.

(ii) "Restricted Stock Award" is defined in Section 8(a).

(jj) "Restricted Stock Unit" is defined in Section 9(a).

(kk) "Retirement" means retirement at or after 62 years of age in accordance with the terms of the Corporation's tax-qualified Employees' Pension Plan.

(ll) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(mm) "Section 409A" means Section 409A of the Code, and regulations promulgated thereunder.

(nn) "Stock" or "shares" means shares of Common Stock of the Corporation.

(oo) "Stock Appreciation Right" or "Right" means a right described in Section 7.

(pp) "Subsidiary" means any corporation within the meaning of Section 424(f) of the Code.

Section 3. Eligibility.

(a) Incentive Stock Options.  Incentive Stock Options may be granted to any Eligible Persons who are full-time, salaried employees of the Corporation or a Subsidiary and who in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Corporation.

(b) Awards Other than Incentive Stock Options.  Awards, other than Incentive Stock Options, may be granted to any Eligible Persons who in the sole opinion of the Committee are, from time to time, responsible for the growth and/or the management of all or a part of the business of the Corporation or Subsidiary.

(c) Substitute Awards.  The Committee, in its discretion, may also grant Awards in substitution for any stock incentive awards previously granted by companies acquired by the Corporation or one of its Subsidiaries.  Such substitute awards may be granted on such terms and conditions as the Committee deems appropriate in the circumstances, provided, however, that substitute Incentive Stock Options shall be granted only in accordance with the Code.

Section 4. Term of Plan.  The Plan is effective on November 1, 2003 (the "Effective Date") and shall continue to be effective for ten (10) years thereafter, expiring on October 31, 2013.

Section 5. Stock Subject to the Plan.  An aggregate of 2,489,395 shares of Stock (the “Authorized Shares”) may be issued pursuant to Awards granted under the Plan on or after the Amendment Date.  The Authorized Shares consist of (i) 2,000,000 shares of Stock newly authorized by the Board, subject to further shareholder approval, as of the Amendment Date, plus (ii) 489,395 shares of Stock that were available for new Awards pursuant to the Plan immediately prior to the Amendment Date which shall be in addition to all shares of Stock issued or reserved for issuance prior to the Amendment Date pursuant to Awards granted under the Plan or any Predecessor Plan.  The Authorized Shares may consist of treasury shares or authorized but unissued shares.   In the event that any Award under the Plan or any Predecessor Plan for any reason expires, is terminated, forfeited, reacquired by the Corporation, or satisfied without the issuance of Stock (except in the cases of (i) Stock otherwise issuable under an Award but retained by the Corporation for payment of withholding taxes under Section 16(b) hereof; (ii) Stock otherwise issuable under a stock option but for which the Corporation has made a discretionary payment under Section 7(d) hereof and (iii) Stock underlying any Incentive Stock Option, Non-Statutory Option, or Stock Appreciation Right that is cancelled in connection with a repricing of the exercise price thereunder) the shares allocable to the unexercised portion of such Award may again be made subject to an Award under the Plan.  Any award of a Stock Appreciation Right, to the extent that such Stock Appreciation Right may be settled only for cash, shall not be deemed to reduce the aggregate number of shares of Stock authorized to be issued pursuant to Awards granted under the Plan.

Section 6. Stock Options.  The following terms and conditions shall apply to each option granted under the Plan and shall be set forth in a stock option agreement between the Corporation and the Optionee together with such other term and conditions not inconsistent herewith as the Committee may deem appropriate in the case of each Optionee:

(a) Option Price.  The purchase price under each Incentive Stock Option shall be as determined by the Committee but not less than 100% of the Fair Market Value of the shares subject to such option on the date of grant, provided that such option price shall not be less than 110% of such Fair Market Value in the case of any Incentive Stock Option granted to a Principal Shareholder.  The purchase price per share of Stock deliverable upon the exercise of a Non-Statutory Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of such Stock on the date of grant.  In no event shall the purchase price of any Stock be less than the par value per share of such Stock.

(b) Type of Option.  All options granted under the Plan shall be either Incentive Stock Options or Non-Statutory Options.  All provisions of the Plan applicable to Incentive Stock Options shall be interpreted in a manner consistent with the provisions of, and regulations under, Section 422 of the Code.

(c) Period of Incentive Stock Option.  Each Incentive Stock Option shall have a term not in excess of ten (10) years from the date on which it is granted, except in the case of any Incentive Stock Option granted to a Principal Shareholder which shall have a term not in excess of five (5) years from the date on which it is granted; provided that any Incentive Stock Option granted or the unexercised portion thereof, to the extent exercisable at the time of termination of employment, shall terminate at the close of business on the day three (3) months following the date on which the Optionee ceases to be employed by the Corporation or a Subsidiary unless sooner expired or unless a longer period is provided under subsection (g) of this Section in the event of the death or Disability of such an Optionee.

(d) Period of Non-Statutory Option.  Each Non-Statutory Option granted under the Plan shall have a term not in excess of ten (10) years and one (1) day from the date on which it is granted; provided that any Non-Statutory Option granted to an employee of the Corporation or a Subsidiary or to a Non-Employee Director Participant, or the unexercised portion thereof, shall terminate not later than the close of business on the day three (3) months following the date on which such employee ceases to be employed by the Corporation or a Subsidiary or the date on which such Non-Employee Director ceases to be a director of the Corporation, as the case may be, unless a longer period is provided under subsection (g) of this Section in the event of the death, Disability or Retirement of such employee or the death or Disability of such Non-Employee Director.  Such an Optionee's Non-Statutory Option shall be exercisable, if at all, during such three (3) month period only to the extent exercisable on the date such Optionee's employment terminates or the date on which such Optionee ceases to be a director, as the case may be.

(e) Exercise of Option.

(i) Each option granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine. In the absence of any other provision by the Committee, each option granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant; provided, however, that in the absence of any other provision by the Committee, each Incentive Stock Option granted to a Principal Shareholder shall be exercisable with respect to not more than twenty-five percent (25%) of the shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty-five percent (25%) after the expiration of each of the succeeding three (3) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of four (4) years following the date of its grant.

(ii) The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding option, subject, in the case of Incentive Stock Options, to the provisions of Section (6)(i) relating to "Limit on Incentive Options".

(iii) Notwithstanding anything herein to the contrary, except as provided in subsection (g) of this Section, no Optionee who was, at the time of the grant of an option, an employee of the Corporation or a Subsidiary, may exercise such option or any part thereof unless at the time of such exercise he or she shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such option, excepting leaves of absence approved by the Committee; provided that the option agreement may provide that such an Optionee may exercise his or her option, to the extent exercisable on the date of termination of such continuous employment, during the three (3) month period, ending at the close of business on the day three (3) months following the termination of such continuous employment unless such option shall have already expired by its term.

(iv) An option shall be exercised in accordance with the related stock option agreement by serving written notice of exercise on the Corporation accompanied by full payment of the purchase price in cash.  As determined by the Committee, in its discretion, at (or, in the case of Non-Statutory Options, at or after) the time of grant, payment in full or in part may also be made by delivery of (i) irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price, or (ii) previously owned shares of Stock not then subject to restrictions under any Corporation plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), or (iii) shares of Stock otherwise receivable upon the exercise of such option; provided, however, that in the event the Committee shall determine in any given instance that the exercise of such option by withholding shares otherwise receivable would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such exercise be accomplished in another acceptable manner.  For purposes of this subsection (iv), such surrendered shares shall be valued at the closing price of the Stock in the NASDAQ Global Market on the most recent trading day preceding the date of exercise on which sales of the Stock occurred.

(f) Transferability.  No option granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

(g) Death, Disability or Retirement of Optionee.

(i) With respect to Incentive Stock Options, in the event of the death or Disability of an Optionee while in the employ of the Corporation or a Subsidiary or while serving as a director of the Corporation, such Optionee's Incentive Stock Option, or the unexercised portion thereof, may be exercised within the period of one (1) year succeeding such Optionee's death or Disability, but in no event later than ten (10) years (five (5) years in the case of a Principal Shareholder) from the date the Incentive Stock Option was granted.

(ii) With respect to Non-Statutory Options, in the event of the death, Disability or Retirement of an Optionee while in the employ of the Corporation or a Subsidiary or in the event of death or Disability of an Optionee while serving as a Director of the Corporation, such Optionee's Non-Statutory Option, or the unexercised portion thereof, may be exercised within the period of five (5) years succeeding such Optionee's death, Disability or Retirement, but in no event later than ten (10) years and one (1) day from the date the Non-Statutory Option was granted, by the person or persons designated in the Optionee's will for that purpose or in the absence of any such designation, by the legal representative of the Optionee's estate, or by the Optionee or the Optionee's legal representative, as the case may be.

(iii) Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during any period following termination of employment by reason of death, Disability or Retirement, or cessation as a director by reason of death or Disability, during which an Optionee's Stock Option may be exercisable as provided in either subsection (i) or (ii) above, such Stock Option shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

(h) Shareholder Rights.  No Optionee shall be entitled to any rights as a shareholder with respect to any shares subject to his or her option prior to the date of issuance to him or her of a stock certificate representing such shares.

(i) Limit on Incentive Stock Options.  The aggregate Fair Market Value (determined at the time an option is granted) of shares with respect to which Incentive Stock Options granted to an employee are exercisable for the first time by such employee during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries to the extent required under the Code) shall not exceed $100,000.

(j) Notification of Disqualifying Disposition.  Participants granted Incentive Stock Options shall undertake, in the Incentive Stock Option agreements, as a precondition to the granting of such option by the Corporation, to promptly notify the Corporation in the event of a disqualifying disposition (within the meaning of the Code) of any shares acquired pursuant to such Incentive Stock Option agreement and provide the Corporation with all relevant information related thereto.

Section 7. Stock Appreciation Rights; Discretionary Payments.

(a) Nature of Stock Appreciation Right.  A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Stock (or forms of payment permitted under Section 7(d) hereof) or a combination thereof, as determined by the Committee at the time of grant, having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the closing price of the Stock on the NASDAQ Global Market on the most recent trading day preceding the date of exercise on which sales of the Stock occurred over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a stock option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights.

(i) Stock Appreciation Rights may be granted in tandem with, or independently of, any stock option granted under the Plan.  In the case of a Stock Appreciation Right granted in tandem with either an Incentive Stock Option or a Non-Statutory Option, such Right may be granted only at the time of the grant of such option.  A Stock Appreciation Right or applicable portion thereof granted in tandem with a given stock option shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the Stock Appreciation Right.

(ii) Each Stock Appreciation Right granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine; provided, however, that any Stock Appreciation Right granted in tandem with a stock option shall be exercisable in relative proportion to and to the extent that such related stock option is exercisable.  Except as provided in the immediately preceding sentence, in the absence of any other provision by the Committee, each Stock Appreciation Right granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such Right, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant.  The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding Stock Appreciation Right.

(iii) Notwithstanding anything herein to the contrary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Participant who was, at the time of the grant of a Stock Appreciation Right, an employee of the Corporation or a Subsidiary, may exercise such Right or any part thereof unless at the time of such exercise, he or she shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such Right, excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such a Participant may exercise his or her Stock Appreciation Right, to the extent exercisable on the date of termination of such continuous employment, during the three (3) month period ending at the close of business on the day three (3) months following the termination of such continuous employment, unless such Right shall have already expired by its terms.

(iv) Notwithstanding anything herein to the contrary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Non-Employee Director Participant may exercise a Stock Appreciation Right or part thereof unless at the time of such exercise he or she shall be a director of the Corporation and shall have been a director of the Corporation continuously since the date of grant of such Right excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such Participant may exercise his or her Stock Appreciation Right, to the extent exercisable on the date he or she ceased to be a director of the Corporation, during the three (3) month period ending at the close of business on the day three (3) months following the cessation of such continuous service as a director unless such Right shall already have expired by its terms.

(v) A Stock Appreciation Right shall be exercised in accordance with the related Stock Appreciation Right Agreement by serving written notice of exercise on the Corporation.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i) Stock Appreciation Rights granted in tandem with stock options shall be exercisable only at such time or times and to the extent that the related stock options shall be exercisable;

(ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related stock option shall be surrendered.

(iii) Stock Appreciation Rights granted in tandem with a stock option shall be transferable only with such option.  Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution.  All Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

(iv) A Stock Appreciation Right granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock subject to the stock option exceeds the exercise price of such option.  A Stock Appreciation Right not granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock exceeds the Fair Market Value of the Stock on the date of grant of such Right.

(v) Each Stock Appreciation Right shall have a term not in excess of ten (10) years from the date on which it is granted (ten (10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option); provided that any Stock Appreciation Right granted to (aa) an employee of the Corporation or a Subsidiary shall terminate not later than the close of business on the day three (3) months following the date such Participant ceases to be employed by the Corporation or a Subsidiary, except as provided in subsection (c)(vi) of this Section and excepting leaves of absences approved by the Committee, and (bb) a Non-Employee Director Participant shall terminate not later than the close of business on the day three (3) months following the date such Participant ceases to be a director of the Corporation, except as provided in subsection (c)(vi) of this Section.  Such a Participant's Stock Appreciation Right shall be exercisable, if at all, during such three (3) month period only to the extent exercisable on the date his or her employment terminates or the date he or she ceases to be a director, as the case may be.

(vi) In the event of the death, Disability or Retirement of a Participant while in the employ of the Corporation or a Subsidiary or in the event of the death or Disability of a Participant while serving as a director of the Corporation, his or her Stock Appreciation Right or the unexercised portion thereof may be exercised within the period of five (5) years succeeding his or her death, Disability or Retirement, but in no event later than (i) ten (10) years from the date on which it was granted (ten (10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option), by the person or persons designated in the Participant's will for that purpose or in the absence of any such designation, by the legal representative of his or her estate, or by the Participant or the legal representative of the Participant, as the case may be.  Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during the five-year period following termination of employment by reason of death, Disability or Retirement, or cessation as a director by reason of death or Disability, a Participant's Stock Appreciation Right shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

(d) Discretionary Payments.  Upon the written request of an Optionee whose stock option is not accompanied by a Stock Appreciation Right, the Committee may, in its discretion, cancel such option if the Fair Market Value of the shares subject to the option at the exercise date exceeds the exercise price thereof; in that event, the Corporation shall pay to the Optionee an amount equal to the difference between the Fair Market Value of the shares subject to the cancelled option (determined as of the date the option is cancelled) and the exercise price.  Such payment shall be by check or in Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee.

Section 8. Restricted Stock.

(a) Nature of Restricted Stock Award.  A Restricted Stock Award is an Award entitling the Participant to receive shares of Stock, subject to such conditions, including a Corporation right during a specified period or periods to require forfeiture of such shares upon the Participant's termination of employment with the Corporation or a Subsidiary or cessation as a director of the Corporation, as the case may be, as the Committee may determine at the time of grant.  The Committee, in its sole discretion, may, from time to time and at any time, waive any or all restrictions and/or conditions contained in the Restricted Stock Award agreement.  Notwithstanding anything herein to the contrary, the Committee, in its discretion, may grant Restricted Stock without any restrictions or conditions whatsoever.  Restricted Stock shall be granted in respect of past services or other valid consideration.

(b) Award Agreement.  A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Corporation a Restricted Stock Award Agreement in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with paragraph (b) above, a Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability and Corporation forfeiture rights described in this Section 8 and subject to any other conditions contained in the Award agreement.  Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Corporation until such shares are free of any restrictions under the Plan.  The Committee in its discretion may, as a precondition of the Corporation's obligation to issue a Restricted Stock Award, require the Participant to execute a stock power or powers or other agreement or instruments necessary or advisable in connection with the Corporation's forfeiture rights with respect to such shares.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered.  In the event of termination of employment of the Participant with the Corporation or a Subsidiary for any reason, or cessation as a director of the Corporation in the case of a Non-Employee Director Participant, such shares shall be forfeited to the Corporation, except as set forth below:

(i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the Corporation's forfeiture rights with respect thereto shall lapse.  The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(ii) Except as may otherwise be provided in the Award agreement, in the event of termination of a Participant with the Corporation or a Subsidiary for any reason or cessation as a director of the Corporation for any reason, all of the Participant's Restricted Stock shall be forfeited to the Corporation without the necessity of any further act by the Corporation, the Participant or the Participant's legal representative; provided, however, that in the event of termination of employment by reason of death, Disability or Retirement or cessation of service as a director of the Corporation by reason of death or Disability, all conditions and restrictions relating to a Restricted Stock Award held by such a Participant shall thereupon be waived and shall lapse.

(iii) In the absence of any other provision by the Committee, each Restricted Stock Award granted to (A) an employee of the Corporation or a Subsidiary shall be subject to forfeiture to the Corporation conditioned on the Participant's continued employment and (B) Non-Employee Director Participants shall be subject to forfeiture to the Corporation conditioned on the Participant's continued service as a director of the Corporation, and in the case of clause (A) or (B), such forfeiture rights shall lapse as follows:  with respect to twenty percent (20%) of the shares subject to the Restricted Stock Award on the date one year following the date of grant, and with respect to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years thereafter, on a cumulative basis, so that such Restricted Stock shall be free of such risk of forfeiture on the date five (5) years following the date of its grant.

(e) Performance-Based Award.  In the discretion of the Committee, the Corporation's forfeiture rights with respect to Restricted Stock award to a Covered Employee may be based upon Qualified Performance Criteria and the Restricted Stock Award may be designated as a Qualified Performance-Based Award.

(f) Waiver, Deferral, and Investment of Dividends.  The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid with respect to the Restricted Stock.

Section 9. Restricted Stock Units

(a) Nature of Restricted Stock Unit Award.  A Restricted Stock Unit is an Award denominated in shares of Stock that will be settled, subject to the terms and conditions as the Committee may determine at the time of grant, (i) in cash, based upon the Fair Market Value of a specified number of shares of Stock, (ii) in shares of Stock, or (iii) a combination thereof.  Each Restricted Stock Unit represents one share of Stock.  Notwithstanding anything contained herein to the contrary, a Restricted Stock Unit does not impart to a Participant any of the rights that would otherwise be gained by such Participant by owning a share of Stock, including without limitation voting and dividend rights.

(b) Terms and Restrictions of Restricted Stock Unit Awards. Restricted Stock Units shall be subject to such terms and conditions as the Committee may impose, including conditioning the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant.  Prior to the grant of an Award of Restricted Stock Units, the Committee shall (i) determine the nature, length and starting date of any vesting period for such Award; and (ii) determine the number of shares of Stock that may be awarded to the Participant pursuant to such Award.  The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units need not be the same with respect to each Participant.  Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered.

(c) Termination of Participant’s Employment.  Except as may otherwise be provided in the Award Agreement, in the event of the termination of a Participant’s employment by the Corporation or a Subsidiary for any reason, or a cessation of a Participant as a director of the Corporation for any reason, all of the Participant’s Restricted Stock Units shall be forfeited to the Corporation without the necessity of any further action by the Corporation or the Participant.  Notwithstanding the foregoing and except as may be otherwise provided in the Award Agreement, upon the death, Disability or Retirement of the Participant, all of the Participant’s Restricted Stock Units shall vest in full and shall be settled in accordance with the terms hereof.

(d) Award Agreement.  A Participant who is granted an Award of Restricted Stock Units shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Corporation a Restricted Stock Unit Award Agreement in such form as the Committee shall determine.

(e) Settlement.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

Section 10. Long-Term Performance Awards.

(a) Awards.  Long-Term Performance Awards may be payable in cash, stock or a combination of cash and stock may be granted either alone, in addition to or in tandem with other Awards granted under the Plan and/or awards made outside of the Plan.  Long-Term Performance Awards shall not require payment by the recipient of any consideration for the Long-Term Performance Award or for shares of Stock, if any, covered by such Award.  The Committee shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award and shall determine the performance and/or employment factors to be used in the determination of the value of Long-Term Performance Awards and the extent to which such Long-Term Performance Award may be made subject to various conditions, including vesting or forfeiture provisions.  Long-Term Performance Awards may vary from Participant to Participant and between groups of Participants and shall be based upon the achievement of Corporation, Subsidiary and/or individual performance factors or upon such other criteria as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria.  Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a written Long-Term Performance Award agreement.

(b) Value of Awards.  At the beginning of each Performance Period, the Committee shall determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values and/or numbers or dollar values of shares of Common Stock to be issued to the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met.  Such dollar values or numbers of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

(c) Adjustment of Awards.

(i) Notwithstanding the provisions of Section 10(a) hereof, the Committee may, after the grant of Long-Term Performance Awards, adjust the performance factors applicable to such Long-Term Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to, among other things, reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships to Participants, provided, however that the provisions of this Section 10(c) shall not apply to Long-Term Performance Awards granted to Covered Employees or otherwise intended to satisfy the requirements of Section 162(m) of the Code.

(ii) Notwithstanding the provisions of Section 10(a) hereof, with respect to any Long-Term Performance Awards granted to Covered Employees or otherwise intended to satisfy the requirements of Section 162(m) of the Code, the Committee retains the discretion to eliminate or decrease the amount payable to a Participant with respect to any such award.

(d) Termination.

(i) Unless otherwise provided in the applicable Long-Term Performance Award agreement or other applicable management agreement, if a Participant terminates his or her employment or his or her consultancy during a Performance Period because of death or Disability, then a prorata portion of such Long-Term Performance Award shall be deemed fully vested and fully earned by such Participant (or his or her estate), such portion to be determined by multiplying 100% of the target value of such Award by a fraction the numerator of which is the number of days from the beginning of the Performance Period to the date of such termination and the denominator of which is the total number of days during the Performance Period. Such earned portion shall be paid ninety (90) days following the date of such termination.

(ii) Unless otherwise provided in the applicable Long-Term Performance Award agreement or other applicable management agreement, if a Participant terminates his or her employment or his or her consultancy during a Performance Period because of Retirement, then such Participant shall continue to be entitled to a prorata portion of any payment with respect to the Long-Term Performance Award subject to such Performance Period in accordance with the payment terms set forth in subsection (e) of this Section 10, determined by multiplying such payment, calculated as if the Participant's employment or consultancy had not been terminated, by a fraction the numerator of which is the number of days from the beginning of the Performance Period to the date of such termination and the denominator of which is the total number of days during the Performance Period.

(iii) Unless otherwise provided in the applicable Long-Term Performance Award agreement or other applicable management agreement, if a Participant terminates employment or his or her consultancy during a Performance Period for any reason other than death, Disability or Retirement, then such a Participant shall not be entitled to any payment with respect to the Long-Term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine in its discretion.

(e) Form of Payment. The earned portion of a Long-Term Performance Award shall be paid in cash between the January 1 and September 30 of the calendar year following the close of the applicable Performance Period, provided that the Committee may elect to pay up to one-third (1/3) of such amount in whole shares of stock or, at the discretion of the Committee, such earned portion may be paid in whole shares of Stock to the extent requested by the Participant.  Any such shares of Stock shall be valued at their Fair Market Value at the close of business on the most recent trading day preceding the date of such payment.

(f) Reservation of Shares.  In the event that the Committee grants a Long-Term Performance Award that is payable in cash or Stock, the Committee may (but need not) reserve an appropriate number of shares of Stock under the Plan at the time of grant of the Long-Term Performance Award.  If, and to the extent that the full amount reserved is not actually paid in Stock, the shares of Stock representing the portion of the reserve for that Long-Term Performance Award shall again become available for award under the Plan.  If shares of Stock are not reserved by the Committee at the time of grant, then (i) no shares shall be deducted from the number of shares available for grant under the Plan at that time and (ii) at the time of payment of the Long-Term Performance Award, only the number of shares actually issued to the Participant shall be so deducted. If there are not a sufficient number of shares available under the Plan for issuance to a Participant at the time of payment of a Long-Term Performance Award, any shortfall shall be paid by the Corporation in cash.

Section 11. The Committee.

(a) Administration.  The Committee shall be a committee of not less than three (3) members of the Board who are Non-Employee Directors, appointed by the Board.  Vacancies occurring in membership of the Committee shall be filled by the Board.  The Committee shall keep minutes of its meetings.  One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another.  A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee.  The Committee may act without meeting by unanimous written consent.  Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Personnel and Compensation Committee of the Board, provided the members thereof are all Non-Employee Directors.

(b) Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Awards shall be granted, the number of shares to be subject to each Award, the term of the Award, the vesting provisions of the Award, if any, restrictions on the Award, if any, and the price at which the shares subject thereto may be purchased.  The Committee is empowered, in its discretion, to modify, extend or renew any Award theretofore granted and adopt such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee must certify in writing prior to the payment of any compensation to a Covered Employee from a Qualified Performance-Based Award that Qualified Performance Criteria were met, all in the manner provided by Federal Income Tax Regulations Section 1.162-27(e)(5).  The Committee shall have full power and authority to construe, interpret and administer the Plan, and the decisions of the Committee shall be final and binding upon all interested parties.  No members of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

Section 12. Adjustments. Any limitations, restrictions or other provisions of this Plan to the contrary notwithstanding, each Award agreement shall make such provision, if any, as the Committee may deem appropriate for the adjustment of the terms and provisions thereof (including, without limitation, terms and provisions relating to the exercise price and the number and class of shares subject to the Award) in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like.  In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like, the Committee shall make an appropriate adjustment in the number of shares authorized to be issued pursuant to the Plan.

Section 13. Awards Under Predecessor Plans.  Awards presently outstanding which have been granted under any Predecessor Plan shall continue to be governed and interpreted under the terms of such plans and not by the terms hereof.

Section 14. Amendment to and Termination of the Plan.  The Board may from time to time amend the Plan in such way as it shall deem advisable provided the Board may not extend the expiration date of the Plan, change the class of Eligible Persons, increase the maximum Award term, decrease the minimum exercise price or increase the total number of authorized shares (except in accordance with Section 12 hereof) for which Awards may be granted.  The Board, in its discretion, may at any time terminate the Plan prior to its expiration in accordance with Section 4 hereof.  No amendment to or termination of the Plan shall in any way adversely affect Awards then outstanding hereunder.

Section 15. Status of Plan.  Until shares pursuant to an Award or exercise thereof are actually delivered to a Participant, a Participant shall have no rights to or with respect to such shares greater than those of a general creditor of the Corporation unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

Section 16. General Provisions.

(a) Other Compensation Arrangements; No Right to Receive Awards; No Employment or Other Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional capital stock based compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.  No Eligible Person shall have any right to receive Awards except as the Committee may determine.  The Plan does not confer upon any employee any right to continued employment with the Corporation or a Subsidiary or upon any director or officer of the Corporation any right to continued service as a director or officer of the Corporation, nor does it interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any of its employees or for the Corporation to remove a director or officer with or without cause at any time.

(b) Tax Withholding, Etc.  Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Participant having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee.  The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  In the case of Non-Statutory Options, Stock Appreciation Rights exercisable only for Stock or the lapse of restrictions or conditions pertaining to shares of Restricted Stock, the Committee in its discretion, but only upon the written request of a Participant exercising such an Award or holding such Restricted Stock, may permit such Participant to satisfy federal income tax withholding requirements occasioned by the exercise of such an Award or the lapse of such restrictions or conditions by the surrender of shares otherwise to be received on the exercise of such Award or with respect to which such restrictions or conditions have lapsed.  For purposes of this subsection (b), such surrendered shares shall be valued at the closing price of the Stock in the NASDAQ Global Market on the most recent trading day preceding the date of exercise on which sales of the Stock occurred.

(c) Section 162(m) Exemption.  When granting any Long-Term Performance Award, Restricted Stock Award or other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. The payment of an Award designated as a Qualified Performance-Based Award to an employee for any calendar year shall not exceed $3,000,000.  The maximum number of shares underlying Options and SARs that may be awarded to a Covered Employee for any calendar year shall not exceed 500,000 shares and their exercise price shall be the fair market value of the shares on the date of grant.  If an Award is so designated, the Committee shall establish performance goals for such Award (other than Options or SARs which meet the definition of a Qualified Performance-Based Award under Section 2(dd)) within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria: (1) earnings per share, (2) EBITDA (earnings before interest, taxes, depreciation and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) sales growth, (7) net profit before tax (8) gross profit, (9) operating income or profit, (10) return on equity, (11) return on assets, (12) return on capital, (13) changes in working capital, or (14) shareholder return.  Qualified Performance Criteria may be expressed in terms of an objective formula or standard that relates to Corporation-wide objectives or objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Corporation of a Subsidiary, may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Qualified Performance Criteria may, but need not, be based upon a change or an increase or positive result.

(d) Restrictions on Transfers of Shares.  Although the Corporation presently intends to register under applicable securities laws all shares acquired or received by Participants under the Plan, the Corporation is not required to cause such shares to be registered under the Securities Act of 1933 or the securities laws of any State.  Accordingly, the shares acquired or received may be "restricted securities" as defined in Rule 144 under said Securities Act of 1933 or other rule or regulation of the Securities and Exchange Commission.  Any certificate evidencing any such shares may bear a legend restricting the transfer of such shares, and the recipient may be required to assert that the shares are being acquired for his or her own account and not with a view to the distribution thereof as a condition to the granting or exercise of an Award.

(e) Issuance of Shares.  Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Corporation's ability at nominal expense to issue such shares in compliance with all applicable statutes, rules or regulations of any governmental authority.  The Participant shall provide the Corporation with any assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

(f) Date of Grant.  The date on which each Award under the Plan shall be considered as having been granted shall be the date on which the award is authorized by the Committee, unless a later date is specified by the Committee; provided, however, in the case of options intended to qualify as Incentive Stock Options, the date of grant shall be determined in accordance with the Code.

(g) Shareholder Approval.  The material terms of any Qualified Performance-Based Award that have not been approved by the Shareholders must be disclosed to and approved by the Shareholders before compensation is paid to a Covered Employee pursuant to such Award, and such compensation shall be paid to a Covered Employee only if such material terms are approved by the Shareholders, all in accordance with Federal Income Tax Regulations Section 1.162-27(e)(4).

(h) Change in Control.

(i) Subject to the payment terms set forth in Section 16(i) below and further subject to the terms of any individual employment or other similar agreement, upon the occurrence of a Change in Control (as defined below) all Long-Term Performance Awards shall be deemed fully vested and fully earned to the extent of 100% of the target value of each such Award, and shall be paid in accordance with the terms of subsection (i) of Section 16 of this Plan; and

(ii) If the Participant's employment is terminated during the thirty-six (36) month period following a Change in Control, other than (A) by the Corporation or a Subsidiary for Cause (as defined below), (B) by reason of death or Disability, or (C) by the Participant without Good Reason (as defined below), then, and only then,

A) the vesting periods of any and all Incentive Stock Options, Non-Statutory Options and Stock Appreciation Rights granted and outstanding under the Plan shall immediately be accelerated;

B) the restrictions and/or conditions applicable to any and all Restricted Stock Awards granted and outstanding under the Plan shall immediately lapse and be of no further force and effect;

C) such that each Participant holding any such Award shall have the immediate, fully vested, right to purchase, receive and/or own without risk of forfeiture any Stock that is the subject of the Award on the terms and conditions set forth in this Plan and the particular agreement respecting such Award.

(iii) As used herein, the term "Change in Control" means any of the following events, provided that such event is not also a Management Buyout (as defined below):

A) any Person (as defined below) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding voting securities generally entitled to vote in the election of directors of the Corporation, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation or a transaction described in clause (i) of paragraph (C) below;

B) during any period of two consecutive years, individuals who, as of the beginning of such period constitute the Board (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, that any person becoming a director of the Corporation subsequent to the beginning of such period whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation and whose appointment or election was not approved by at least a majority of the directors of the Corporation in office immediately before any such contest;

C) there is consummated a Merger of the Corporation with any other business entity, other than (i) a Merger which would result in the securities of the Corporation generally entitled to vote in the election of directors of the Corporation outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Corporation or any Subsidiary at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Corporation or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding voting securities of the Corporation generally entitled to vote in the election of directors of the Corporation; or

D) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Corporation immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the outstanding voting securities of such entity generally entitled to vote in such entity's election of directors immediately after such sale and of a class registered under Section 12 of the Act.

(iv) As used herein, the term "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Corporation or any of its direct or indirect Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, and (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Corporation.

(v) As used herein, the term "Management Buyout" means any event or transaction which would otherwise constitute a Change in Control (a "Transaction") if, in connection with the Transaction, the Participant, members of the Participant's immediate family, and/or the "Participant's Affiliates" (as defined below) participate, directly or beneficially, as an equity investor in, or have the option or right to acquire, whether or not vested, equity interests of, the acquiring entity or any of its Affiliates (as defined in Rule 12b-2 under the Act) (the "Acquiror") having a percentage interest therein greater than 1%. For purposes of the preceding sentence, a party shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the party of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Corporation into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other employees of the Corporation at a comparable level as such party immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, or (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Corporation or (iii) the party's interests in any tax-qualified defined benefit or defined contribution pension or retirement plan in which such party or any family member is a participant or beneficiary. The "Participant's Affiliates" at any time consist of any entity in which the Participant and/or members of the Participant's immediate family then own, directly or beneficially, or have the option or right to acquire, whether or not vested, greater than 10% of such entity's equity interests, and all then current directors and executive officers of the Corporation who are members of any group, that also includes the Participant, a member of the Participant's immediate family and/or any such entity, in which the members have agreed to act together for the purpose of participating in the Transaction. The Participant's immediate family consists of the Participant's spouse, parents, children and grandchildren.

(vi) As used herein, the term "Cause" means (A) the willful refusal by the Participant to perform proper responsibilities of the Participant's position with the Corporation or a Subsidiary, (B) a violation of law by the Participant which adversely affects the assets, financial position or reputation of the Corporation or a Subsidiary, or (C) a violation by the Participant of any code of ethics, code of conduct or similar policy maintained by the Corporation or a Subsidiary from time to time.

(vii) As used herein, the term "Good Reason" means a substantial diminution in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control.

(i) Payment Following a Change in Control.

(i) Any payment of a Long Term Performance Award required under paragraph (i) of subsection (h) of this Section shall be made at the time when the Award would otherwise have been payable by its terms, provided, however, that if the Participant experiences a separation from service, as that term is defined under Section 409A, during the twenty-four (24) month period following a Change in Control, other than by reason of death or Disability, the Participant shall be paid in accordance with subsection (i)(ii) of this Section.  Solely for purposes of this Section 16(i), a Change in Control shall not include any transaction that would not be considered a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, for purposes of Section 409A.

(ii) Any payment required to be made under subsection (i)(i) of this Section on account of the Participant's separation from service shall be made on the date of separation from service referred to in subsection (i) of this Section, unless the Participant is a specified employee, as determined by the Corporation in accordance with Section 409A, at the time of separation from service, in which case payment will be made on the date that is six months and a day following separation from service.

(j) Prohibition on Assignment.  The rights of Participants under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of any Participant.  No Participant shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance of any Participant, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.  In the event that any Participant attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, such attempt shall be ineffective and shall not be given effect.

(k) Intent and Interpretation.  The Corporation intends Statutory Options, Non-Statutory Options and Stock Appreciation Rights issued under this Plan to be exempt from Section 409A.  The Corporation intends Long Term Performance Awards issued under this Plan to comply with Section 409A.  The Plan shall be interpreted and administered in accordance with the foregoing statements of intent.